UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2009

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 10, 2009, Strategic Capital Holdings, LLC, the sponsor ("Sponsor") of Strategic Storage Trust, Inc. (the "Registrant") executed an Assignment of Agreement of Purchase and Sale to Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership (the "Operating Partnership"), thereby assigning all of its interest as the buyer in the Agreement for Purchase and Sale by and between USI II, LLC (the "U Store It - Jersey City Seller") and the Sponsor dated June 10, 2009, as amended (the "U Store It - Jersey City Purchase Agreement").

The U Store It - Jersey City Purchase Agreement relates to the purchase of a self storage facility located in Jersey City, New Jersey (the "U Store It - Jersey City Property"). The purchase price for the U Store It - Jersey City Property is $11,625,000. The Registrant expects this acquisition to close by the end of the third quarter of 2009 using net proceeds from its initial public offering. The U Store It - Jersey City Seller is an unaffiliated third party. The Registrant anticipates paying its advisor an acquisition fee of $290,625 in connection with the acquisition of the U Store It - Jersey City Property.

Pursuant to the U Store It - Jersey City Purchase Agreement, the Registrant would be obligated to purchase the U Store It - Jersey City Property only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, the Registrant's ability to raise sufficient proceeds in its initial public offering to pay the entire purchase price for the U Store It - Jersey City Property. There can be no assurance that the Registrant will complete the acquisition of the U Store It - Jersey City Property. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $100,000 earnest money. The material terms of the U Store It - Jersey City Purchase Agreement are qualified by the entire agreement and first amendment attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

The U Store It - Jersey City Property is an approximately 1090-unit self storage facility that sits on approximately 2.2 acres and contains approximately 91,500 rentable square feet of self storage space, located at 69 Mallory Avenue, Jersey City, New Jersey approximately five miles west of downtown New York City. It was constructed in 1985.

The Registrant will decide whether to acquire the U Store It - Jersey City Property generally based upon:

    its satisfactory completion of due diligence on the U Store It - Jersey City Seller and the U Store It - Jersey City Property;
    satisfaction of the conditions to the acquisition in accordance with the U Store It - Jersey City Purchase Agreement;
    its receipt of sufficient net proceeds from the offering of its common stock to the public to make this acquisition; and
    no material adverse changes relating to the U Store It - Jersey City Seller, the U Store It - Jersey City Property or certain economic conditions.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the U Store It - Jersey City Property. Due to the considerable conditions to the consummation of this acquisition, the Registrant cannot make any assurances that the closing of the acquisition is probable.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Agreement for Purchase and Sale by and between USI II, LLC and Strategic Capital Holdings, LLC dated June 10, 2009

10.2 First Amendment to Agreement for Purchase and Sale by and between USI II, LLC and Strategic Capital Holdings, LLC dated July 27, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: August 10, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer